UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2023 (June 26, 2023)

HH&L Acquisition Co.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40006	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 2001-2002, 20/F, York House The Landmark, 15 Queen’s Road Central

Central, Hong Kong 00000

(Address of principal executive offices, including zip code)

(852) 3752 2870

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	HHLA	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	HHLA WS	The New York Stock Exchange
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	HHLA.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed by HH&L Acquisition Co., a Cayman Islands exempted company limited by shares (“HH&L” or the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 14, 2022, HH&L entered into a business combination agreement (as amended on January 20, 2023, the “Business Combination Agreement”) on October 14, 2022 by and among HH&L, Diamond Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of HH&L (“Merger Sub”) and DiaCarta, Ltd., a Cayman Islands exempted company limited by shares (“DiaCarta”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Business Combination Agreement.

Also as previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on January 20, 2023, HH&L, Merger Sub and DiaCarta entered into the first amendment to Business Combination Agreement (the “BCA Amendment”) on January 20, 2023, pursuant to which the Business Combination Agreement was amended to provide that, among other things, DiaCarta shall prepare and submit to NYSE or Nasdaq an initial listing application in connection with the transaction contemplated by the Business Combination Agreement.

On June 26, 2023, HH&L sent DiaCarta a termination notice (the “Termination Notice”) that HH&L had terminated the Business Combination Agreement (the “Termination”) and all Ancillary Agreements, pursuant to Section 8.1 (Termination) thereof and as a remedy at law, based on breaches by DiaCarta of certain representations and covenants contained in the Business Combination Agreement and fraudulent misrepresentation on the part of DiaCarta.

The Termination Notice does not constitute a waiver of, or shall prejudice any of HH&L’s rights under the Business Combination Agreement or at law, and HH&L reserves all such rights in full to pursue any and all loss of HH&L, HH&L Investment Co. (the “Sponsor”), and the shareholders of HH&L with respect to the Termination.

As a result of the Termination, each of (i) the SPAC Holders Support Agreement, dated October 14, 2022, by and among HH&L, the Sponsor, DiaCarta and certain shareholders of HH&L and (ii) the Company Holders Support Agreement, dated October 14, 2022, by and among, HH&L, DiaCarta and certain shareholders of DiaCarta, is terminated in accordance with its terms.

The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the text of the Business Combination Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on October 14, 2022, and the BCA Amendment, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on January 20, 2023, which is incorporated by reference herein.

The foregoing description of each of the SPAC Holders Support Agreement and the Company Holders Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the text of the SPAC Holders Support Agreement or the Company Holders Support Agreement, as the case may be, which were previously filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed with the SEC on October 14, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HH&L ACQUISITION CO.

	By:	/s/ Richard Qi Li
	Name:	Richard Qi Li
	Title:	Chief Executive Officer and Director
Date: June 30, 2023